                                                                      EXHIBIT 11


                   MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                   -----------------------------------------

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             -----------------------------------------------------

                                  (UNAUDITED)
                                  -----------


See Footnote (6) to the notes to consolidated financial statements for the computation of per share earnings.

                                       14